EXHIBIT 99.2


                Certification of Periodic Financial Report
                    Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Donald D. Humphreys, the principal accounting officer of Exxon Mobil Corporation (the "Company"), hereby certifies that, to his knowledge:

  (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2003

                                      /s/ Donald D. Humphreys
                                     ____________________________
                                     Donald D. Humphreys
                                     Vice President and Controller
                                     (Principal Accounting Officer)




A signed original of this written statement required by Section 906 has been provided to Exxon Mobil Corporation and will be retained by Exxon Mobil Corporation and furnished to the Securities and Exchange Commission or its staff upon request.